Exhibit 99.1

        Internet Capital Group Announces Third Quarter Results

    WAYNE, Pa.--(BUSINESS WIRE)--Nov. 2, 2006--Internet Capital Group, Inc. (Nasdaq: ICGE) today reported its results for the third quarter ended September 30, 2006.

    Third Quarter Highlights:

    --  Achieved strong quarterly Core company revenue growth;

    --  Strong operating results at ICG Commerce, StarCite, and
        Metastorm;

    -- Announced pending mergers of CreditTrade and StarCite with Creditex Group and OnVantage, respectively; and

    --  Recruited two outstanding executives to fill CEO positions:
        Carl Guarino at ICG Commerce and Eric Danziger at WhiteFence.

    "We saw strong momentum this quarter, as demonstrated by the underlying revenue growth, improved operating results and transforming M&A activity we are seeing at a number of our Core companies," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "Specifically, the pending mergers between CreditTrade and Creditex Group and StarCite and OnVantage, represent important milestones toward growing and creating future value in these companies. In addition, as the on-demand sector continues to grow, we are building a robust pipeline of deal flow. Ultimately, we expect that this level of growth, M&A activity and deal flow will have a significant impact on value creation for ICG and its stockholders."

    ICG Financial Results

    ICG reported consolidated revenue of $16.6 million for the third quarter of 2006, versus $14.6 million for the 2005 period. The third quarter of 2006 included the results of three partner companies: ICG Commerce, InvestorForce and StarCite. The third quarter of 2005 included the results of four partner companies: CommerceQuest, ICG Commerce, InvestorForce and StarCite. ICG reported consolidated revenue of $47.7 million for the nine months ended September 30, 2006, versus $35.5 million for the comparable 2005 period.

    ICG reported net income of $13.4 million, or $0.34 per diluted share, for the third quarter of 2006, versus net income of $87.3 million, or $1.97 per diluted share, for the 2005 period. Results for the 2006 quarter include $21.1 million in net after-tax gains, primarily related to gains from the release of the LinkShare escrow and the Investor Force database division sale, versus $100.4 million in net after-tax gains in the 2005 period, primarily from the sale of LinkShare. Additionally, results for the 2006 quarter include $1.9 million of stock-based compensation, versus $2.2 million in the prior year's period. ICG reported net income of $0.7 million, or $0.02 per diluted share, for the nine months ended September 30, 2006, versus net income of $85.3 million, or $1.94 per diluted share, for the prior year period.

    ICG's corporate cash and short-term investment balance at September 30, 2006 was $108.6 million, excluding the $14.3 million LinkShare escrow proceeds received on October 2, 2006. Additionally, the value of its public securities was $85.1 million as of September 30, 2006.

    ICG Core Partner Company Information

    In July 2006, ICG announced that CreditTrade had entered into a merger agreement with Creditex Group. The merger is expected to close in November 2006, subject to customary closing conditions and regulatory approval. Upon the closing of the merger, ICG will acquire an ownership interest of less than 20% in the parent company, Creditex Group. Because our ownership interest in Creditex Group will be accounted for under the cost method of accounting, we have removed CreditTrade from our Core category. Set forth below is pro forma information relating to ICG's current eight private Core companies:
Freeborders, ICG Commerce, Investor Force, Marketron, Metastorm, StarCite, Vcommerce and WhiteFence. Our ownership positions in these eight companies average 51%.

    Aggregate pro forma revenue of ICG's eight private Core companies grew 29% year-over-year, to $42.2 million in the third quarter of 2006, from $32.6 million in the third quarter of 2005. Aggregate pro forma EBITDA (loss) for the Core companies improved to $(4.0) million in the third quarter of 2006 from $(6.8) million in the third quarter of 2005. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the nearest comparable GAAP measures.

    "We are very pleased with the growth we are seeing at a number of our companies," said Kirk Morgan, Chief Financial Officer at ICG. "Based on this growth and the removal of CreditTrade from the Core category, we are projecting revenue growth of at least 25% for the year."

    ICG will host a webcast at 10:00 a.m. ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the third quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial-in number is 201-689-8035.

    For those unable to participate in the conference call, a replay will be available beginning November 2, 2006 at 11:00 a.m. ET until November 9, 2006 at 11:59 p.m. ET. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and enter the account code 286, followed by the conference ID number 217404. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) owns and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

   Safe Harbor Statement under Private Securities Litigation Reform
                              Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.



                     Internet Capital Group, Inc.
                Consolidated Statements of Operations
                (In thousands, except per share data)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                 2006      2005      2006      2005
                                ------------------ -------------------

Revenue                         $16,576  $ 14,647  $ 47,737  $ 35,531

Operating Expenses
  Cost of revenue                10,452     8,286    29,683    20,772
  Selling, general and
   administrative                11,317    11,977    31,470    29,756
  Research and development        2,112     4,075     7,008    10,119
  Amortization of intangibles       293       608     1,408     1,545
  Impairment related and other       24     2,718       149     2,723
                                ------------------ -------------------
    Total operating expenses     24,198    27,664    69,718    64,915
                                ------------------ -------------------
                                 (7,622)  (13,017)  (21,981)  (29,384)

Other income (loss), net         15,671   119,961    13,816   134,897
Interest income                   2,444       752     6,889     1,840
Interest expense                   (431)     (901)   (1,664)   (2,668)
                                ------------------ -------------------
Income (loss) before income
 taxes, minority interest and
 equity loss                     10,062   106,795    (2,940)  104,685

Income tax benefit (expense)     (1,607)  (20,349)       40   (20,349)
Minority interest                   440       709       424     1,887
Equity loss                      (2,652)     (681)   (5,125)   (1,633)
                                ------------------ -------------------
Income (loss) from continuing
 operations                       6,243    86,474    (7,601)   84,590
Discontinued operations           7,120       820     8,286       662
                                ------------------ -------------------
Net income                      $13,363  $ 87,294  $    685  $ 85,252
                                ================== ===================

Basic net income (loss) per share:
Income (loss) from continuing
 operations                     $  0.17  $   2.33  $  (0.20) $   2.28
Discontinued operations            0.19      0.02      0.22      0.02
                                ------------------ -------------------
                                $  0.36  $   2.35  $   0.02  $   2.30
                                ================== ===================

Shares used in computation of
 basic income (loss) per share   37,535    37,109    37,469    37,054
                                ================== ===================

Diluted net income (loss) per share:
Income (loss) from continuing
 operations                     $  0.16  $   1.95  $  (0.20) $   1.92
Discontinued operations            0.18      0.02      0.22      0.02
                                ------------------ -------------------
                                $  0.34  $   1.97  $   0.02  $   1.94
                                ================== ===================


Shares used in computation of
 diluted income (loss) per
 share                           40,973    44,386    37,992    44,006
                                ================== ===================




                     Internet Capital Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)

                                           September 30,  December 31,
                                               2006           2005
                                          -------------- -------------
ASSETS
  Cash, cash equivalents and short-term
   investments                            $     127,284  $    147,912
  Other current assets                           29,587        24,622
  Assets of discontinued operations                   -        12,920
                                          -------------- -------------
    Total current assets                        156,871       185,454
  Marketable securities                          62,619        63,425
  Fixed assets, net                               2,415         1,886
  Ownership interests in Partner
   Companies                                     84,720        71,453
  Goodwill                                       18,641        16,785
  Intangibles, net                                1,866         3,407
  Other assets                                    2,578         4,122
                                          -------------- -------------
    Total Assets                          $     329,710  $    346,532
                                          ============== =============

 LIABILITIES AND STOCKHOLDERS' EQUITY
  Other current liabilities               $      28,718  $     33,476
  Liabilities of discontinued operations              -        10,465
                                          -------------- -------------
    Total current liabilities                    28,718        43,941
  Senior convertible notes                       26,590        37,000
  Minority interest and other liabilities         7,191         9,346
                                          -------------- -------------
    Total Liabilities                            62,499        90,287
  Stockholders' equity                          267,211       256,245
                                          -------------- -------------
    Total Liabilities and Stockholders'
     Equity                               $     329,710  $    346,532
                                          ============== =============




Internet Capital Group
----------------------------------------------------------------------
2006 Pro Forma Core Partner Company Information


                                                  --------------------
                                                   Three Months Ended
                                                  --------------------
                                                   Mar 31,  Jun 30,
                                                    2005      2005
                                                  --------------------

Aggregate Pro Forma Core Company Information: (1)
  Aggregate Revenue                                $29,364  $29,289
  Aggregate EBITDA (loss)                          $(6,566) $(7,182)
  Aggregate Net Loss                              $(10,292) $(9,646)

Components of Aggregate Pro Forma Core Company
 Information
Consolidated Core Companies
 (Ownership %):
                             Revenue               $11,744  $11,058
                             Expenses other than
                              interest, taxes,
                              depreciation and
                              amortization         (13,850) (13,723)
                                                  --------- --------
  ICG Commerce Holdings,
   Inc. (79%)                EBITDA (loss)          (2,106)  (2,665)
  Investor Force Holdings,
   Inc. (80%)                  Interest                (49)     (25)
  StarCite, Inc. (61%)         Taxes                    (5)     (10)
                               Depreciation/
                             Amortization             (891)    (838)
                                                  --------- --------
                             Net loss              $(3,051) $(3,538)
                                                  --------- --------
   Equity Method Core
    Companies (Ownership %):
                             Revenue               $17,620  $18,231
  Freeborders, Inc. (33%)    Expenses other than
  Marketron International,    interest, taxes,
   Inc. (38%)                 depreciation and
                              amortization         (22,080) (22,748)
                                                  --------- --------
  Metastorm Inc. (41%)       EBITDA (loss)         $(4,460) $(4,517)
  Vcommerce Inc. (36%)         Interest             (1,579)    (626)
  WhiteFence, Inc. (39%)       Taxes                   (25)       -
                               Depreciation/
                             Amortization           (1,177)    (965)
                                                  --------- --------
                             Net loss              $(7,241) $(6,108)
                                                  --------- --------


                                         -----------------------------
                                              Three Months Ended
                                         -----------------------------
                                          Sep 30,  Dec 31,  Mar 31,
                                            2005     2005     2006
                                         -----------------------------

Aggregate Pro Forma Core Company
 Information: (1)
  Aggregate Revenue                       $32,595  $37,876  $38,022
  Aggregate EBITDA
   (loss)                                 $(6,846) $(5,335) $(4,334)
  Aggregate Net Loss                      $(9,389) $(7,887) $(6,510)

Components of Aggregate Pro Forma Core
 Company Information
Consolidated Core
 Companies
 (Ownership %):
                     Revenue              $11,484  $12,038  $15,175
                     Expenses other than
                      interest, taxes,
                      depreciation and
                      amortization        (14,804) (14,746) (16,423)
                                          -------- -------- --------
  ICG Commerce
   Holdings, Inc.
   (79%)             EBITDA (loss)         (3,320)  (2,708)  (1,248)
  Investor Force
   Holdings, Inc.
   (80%)               Interest                 6      (11)      81
  StarCite, Inc.
   (61%)               Taxes                    -        -        -
                       Depreciation/
                     Amortization            (773)    (780)    (778)
                                         --------- -------- --------
                     Net loss             $(4,087) $(3,499) $(1,945)
                                         --------- -------- --------
   Equity Method
    Core Companies
    (Ownership %):
                     Revenue              $21,111  $25,838  $22,847
  Freeborders, Inc.
   (33%)             Expenses other than
  Marketron           interest, taxes,
   International,     depreciation and
   Inc. (38%)         amortization        (24,637) (28,465) (25,933)
                                          -------- -------- --------
  Metastorm Inc.
   (41%)             EBITDA (loss)        $(3,526) $(2,627) $(3,086)
  Vcommerce Inc.
   (36%)               Interest            (1,099)    (301)    (166)
  WhiteFence, Inc.
   (39%)               Taxes                  (19)       -      (22)
                       Depreciation/
                     Amortization            (658)  (1,460)  (1,291)
                                         --------- -------- --------
                     Net loss             $(5,302) $(4,388) $(4,565)
                                         --------- -------- --------


                                                    ------------------
                                                    Three Months Ended
                                                    ------------------
                                                     Jun 30,  Sep 30,
                                                       2006     2006
                                                    ------------------

Aggregate Pro Forma Core Company Information: (1)
  Aggregate Revenue                                  $40,488  $42,184
  Aggregate EBITDA (loss)                            $(3,049) $(4,027)
  Aggregate Net Loss                                 $(5,492) $(6,229)

Components of Aggregate Pro Forma Core Company
 Information
Consolidated Core
 Companies (Ownership %):
                          Revenue                    $15,986  $16,576
                          Expenses other than
                           interest, taxes,
                           depreciation and
                           amortization              (17,010) (18,208)
                                                     -------- --------
  ICG Commerce Holdings,
   Inc. (79%)             EBITDA (loss)               (1,024)  (1,632)
  Investor Force
   Holdings, Inc. (80%)     Interest                      91      (61)
  StarCite, Inc. (61%)      Taxes                          -        -
                            Depreciation/
                          Amortization                  (965)    (668)
                                                    --------- --------
                          Net loss                   $(1,898) $(2,361)
                                                    --------- --------
   Equity Method Core
    Companies (Ownership
    %):
                          Revenue                    $24,502  $25,608
  Freeborders, Inc. (33%) Expenses other than
  Marketron                interest, taxes,
   International, Inc.     depreciation and
   (38%)                   amortization              (26,527) (28,003)
                                                     -------- --------
  Metastorm Inc. (41%)    EBITDA (loss)              $(2,025) $(2,395)
  Vcommerce Inc. (36%)      Interest                      17      (55)
  WhiteFence, Inc. (39%)    Taxes                       (190)     (80)
                            Depreciation/
                          Amortization                (1,396)  (1,338)
                                                    --------- --------
                          Net loss                   $(3,594) $(3,868)
                                                    --------- --------




Reconciliation of Aggregate Pro Forma
Core Company Information to GAAP results


                             -----------------------------------------
                                        Three Months Ended
                             -----------------------------------------
                              Mar 31,   Jun 30,   Sep 30,   Dec 31,
                               2005      2005      2005      2005
                             -----------------------------------------
Revenue

Aggregate Pro Forma Core
 Company Revenue              $29,364   $29,289   $32,595   $37,876
  Non-consolidated Partner
   Companies                 $(18,249) $(19,520) $(17,948) $(25,838)
                             --------- --------- --------- ---------
Consolidated Revenue          $11,115    $9,769   $14,647   $12,038
                             ========= ========= ========= =========


Net Income (Loss)

Aggregate Pro Forma Core
 Company EBITDA (loss)        $(6,566)  $(7,182)  $(6,846)  $(5,335)
  Interest, Taxes,
   Depreciation/
   Amortization               $(3,726)  $(2,464)  $(2,543)  $(2,552)
                             --------- --------- --------- ---------
Aggregate Pro Forma Core
 Company Net Income (Loss)   $(10,292)  $(9,646)  $(9,389)  $(7,887)
  Amount attributable to
   other stockholders         $(5,694)  $(3,587)  $(3,229)  $(4,097)
                             --------- --------- --------- ---------
ICG's share of net income
 (loss) of Core Partner
 Companies                    $(4,598)  $(6,059)  $(6,160)  $(3,790)
Other holdings equity method
 companies                       (112)       33      (333)   (4,270)
Disposed equity method
 companies                        700       718       726         -
Corporate general and
 administrative                (3,176)   (2,843)   (3,272)   (5,157)
Stock-based compensation         (398)     (358)   (2,202)   (1,373)
Corporate interest, net          (447)     (281)     (234)    1,268
Other income(loss)/
 restructuring/ impairments     5,187     9,750   118,298       671
Income taxes                        -         -   (20,349)    1,709
Income (loss) on
 discontinued operations         (274)      116       820    (1,792)
                             --------- --------- --------- ---------
  Consolidated net income
   (loss)                     $(3,118)   $1,076   $87,294  $(12,734)
                             ========= ========= ========= =========


                                        ------------------------------
                                              Three Months Ended
                                        ------------------------------
                                          Mar 31,   Jun 30,   Sep 30,
                                           2006      2006      2006
                                        ------------------------------
Revenue

Aggregate Pro Forma Core Company Revenue  $38,022   $40,488   $42,184
  Non-consolidated Partner Companies     $(22,847) $(24,502) $(25,608)
                                        ---------- --------- ---------
Consolidated Revenue                      $15,175   $15,986   $16,576
                                        ========== ========= =========


Net Income (Loss)

Aggregate Pro Forma Core Company EBITDA
 (loss)                                   $(4,334)  $(3,049)  $(4,027)
  Interest, Taxes, Depreciation/
   Amortization                           $(2,176)  $(2,443)  $(2,202)
                                        ---------- --------- ---------
Aggregate Pro Forma Core Company Net
 Income (Loss)                            $(6,510)  $(5,492)  $(6,229)
  Amount attributable to other
   stockholders                           $(3,933)  $(2,349)  $(3,013)
                                        ---------- --------- ---------
ICG's share of net income (loss) of Core
 Partner Companies                        $(2,577)  $(3,143)  $(3,216)
Other holdings equity method companies       (179)     (465)   (1,357)
Disposed equity method companies                -         -         -
Corporate general and administrative       (3,154)   (3,284)   (3,519)
Stock-based compensation                   (2,100)   (1,911)   (1,852)
Corporate interest, net                     1,797     1,243     2,074
Other income(loss)/ restructuring/
 impairments                                  135    (1,853)   15,720
Income taxes                                  643     1,004    (1,607)
Income (loss) on discontinued operations      527       639     7,120
                                        ---------- --------- ---------
  Consolidated net income (loss)          $(4,908)  $(7,770)  $13,363
                                        ========== ========= =========

(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.


    INTERNET CAPITAL GROUP, INC.

    September 30, 2006

    Description of Terms

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

    Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities, and for which other stockholders do not possess the right to affect significant management decisions, are accounted for under the consolidation method of accounting. Under this method, a partner company's balance sheet and results of operations are reflected within the Company's Consolidated Financial Statements. All significant intercompany accounts and transactions have been eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Balance Sheet and Statements of Operations. Minority interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

    Although the Company's ownership percentage in GoIndustry exceeded 50% at December 31, 2005, the Company did not consolidate its financial statements due to the existence of certain minority voting rights in accordance with Emerging Issues Task Force ("EITF") No. 96-16, "Investor's Accounting for an Investee When an Investor Has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights." At September 30, 2006, the Company owned 35% of GoIndustry.

    During the three months ended September 30, 2006, the Company accounted for three of its partner companies under this method; ICG Commerce, Investor Force and StarCite. During the three months ended September 30, 2005, the Company accounted for four of its partner companies under this method; ICG Commerce, Investor Force, StarCite and CommerceQuest.

    Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company's Board of Directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the partner company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in "Ownership interests in partner companies" in the Company's Consolidated Balance Sheets.

    When the Company's interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company's Consolidated Financial Statements unless the Company guaranteed obligations of the partner company or has committed additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

    During the three months ended September 30, 2006, the Company accounted for nine of its partner companies under this method.

    Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Consolidated Balance Sheet or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

    When a cost method partner company qualifies for use of the equity method, the Company's interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company's carrying value at that time.

    The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

    During the three months ended September 30, 2006, the Company accounted for eight of its partner companies under this method.




Certain items impacting the consolidated financial statements: ($
 millions)
                                                          Q3
                                                 ---------------------
Gains/(losses):                                    2006       2005
                                                 ---------- ----------

Other gains (losses):
  Sale of LinkShare                                   14.3      119.7
  Sales of Partner Companies                           0.3         --
  Other, net                                           1.0        0.2
                                                 ---------- ----------
Other Income (Loss)                                  $15.6     $119.9

Income tax benefit (expense)                         ($1.6)    ($20.3)

Discontinued Operations                               $7.1       $0.8
                                                 ---------- ----------
                                                     $21.1     $100.4
                                                 ========== ==========

Stock-based compensation                             ($1.9)     ($2.2)
                                                 ========== ==========


    Aggregate Pro Forma Core Company Information

    In an effort to illustrate macro trends within its private Core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. The Company calculates aggregate pro forma EBITDA for these purposes as earnings/(losses) before interest, tax, depreciation and amortization and refers to it as "aggregate EBITDA". The Company refers to the aggregate pro forma revenue of its private Core partner companies as "aggregate revenue." ICG does not own its Core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by the Company's management to evaluate the performance for Core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private Core companies' current and future prospects in a similar manner as the Company's management, and review results on a comparable basis for all periods presented.

    ICG's share of net loss of Core, Other Holdings and disposed partner companies

    Represents ICG's share of the net loss of Core, Other Holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

    Interest expense, net relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009 offset by interest income on cash balances.

    Income Taxes

    Income tax expense of approximately $1.6 million during the three months ended September 30, 2006 is primarily the result of the reversal of tax benefits recorded in the first and second quarters of 2006.

    Discontinued Operations

    Investor Force (a consolidated partner company) sold its database division in August 2006 for $10.0 million ($9.0 million received in August 2006 and $1.0 million held in escrow until August 2007) and has been reflected as a discontinued operation. ICG Commerce's (a consolidated partner company) German subsidiary was sold in January 2006 for nominal consideration and has been reflected as a discontinued operation. Accordingly, the operating results of these discontinued operations have been presented separately from continuing operations for all periods presented.

    CONTACT: Internet Capital Group, Inc.
             Investor inquiries:
             Karen Greene, 610-727-6900
             IR@internetcapital.com